Exhibit 10.2

Execution Copy

AMENDMENT TO SENIOR SECURED NOTE

THIS AMENDMENT TO SENIOR SECURED NOTE is entered into as of April __, 2011 (this “Amendment”), by and between AMERITRANS CAPITAL CORPORATION, a Delaware corporation (the “Company”), and AMERITRANS HOLDINGS LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Company executed and delivered that certain Senior Secured Note dated as of  January 19, 2011, payable to the order of the Holder in the original principal amount of $1,500,000 (the “Note”); and

WHEREAS, the Company and the Holder wish to amend the Note in order to allow the Company to incur certain indebtedness as set forth herein that is otherwise not permitted by the terms of the Note.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

1.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Note.

2.

The Note is hereby amended by deleting Section 4.2(g) thereof and replacing it in its entirety with the following:

“(g)

incur any indebtedness for borrowed money in excess of $250,000 other than indebtedness incurred in the ordinary course of business consistent with past practices for use as working capital in an aggregate principal amount not to exceed $500,000;”

3.

Except as set forth expressly herein, all terms of the Note, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to the Holder.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Holder under the Note, nor constitute a waiver of any provision of the Note.

4.

This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

5.

This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note or an accord and satisfaction in regard thereto.

6.

This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.

This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns

8.

This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Holder have duly executed this Amendment or caused this Amendment to be duly executed, as of the day and year first written above.

AMERITRANS CAPITAL CORPORATION

By: /s/ Michael Feinsod

Name: Michael Feinsod

Title:   Chief Executive Officer and President

[Amendment to Senior Secured Note]

IN WITNESS WHEREOF, the Company and the Holder have duly executed this Amendment or caused this Amendment to be duly executed, as of the day and year first written above.

AMERITRANS HOLDINGS LLC

By: /s/ Andrew Intrater

Name: Andrew Intrater

Title:   Chief Executive Officer

[Amendment to Senior Secured Note]